EXHIBIT 23.2

                       Consent of Coopers & Lybrand L.L.P.

                      [COOPERS & LYBRAND L.L.P. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration
statement of Four Oaks Fincorp, Inc. on Form S-3 (File No. 333-    ) of
our report dated February 28, 1997 on our audit of the financial statements of Four Oaks Bank & Trust Company as of December 31, 1996 and for the year then ended, which report has been included in the Annual Report of Four Oaks Bank & Trust Company on Form F-2 which has been included as an exhibit to Form 8-K of Four Oaks Fincorp, Inc. filed on July 2, 1997 pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts."



                                            /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.
Raleigh, North Carolina
August 12, 1997


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